EXHIBIT 10.11

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

2006 PRESIDENT’S INCENTIVE PLAN

PLAN PURPOSE

To optimize the Bank’s performance in accomplishing Board approved goals and objectives.

PLAN OBJECTIVES

To motivate key executive (President) to exceed Bank goals and objectives which directly support the business plan and long-term strategic plan. To attract and retain an outstanding executive by providing a competitive total compensation program, including incentive award opportunity.

INCENTIVE GOALS, WEIGHTS, AND MEASURES

Incentive Goals

The incentive goals are based primarily on the objectives set forth in the Bank’s 2006 business plan.

The President’s incentive goals and objectives are identified below:

1.	2006 Dividend Potential: Dividend potential before any provision for retained earnings or accounting impacts of FAS 133 is at least 102.0 basis points over the benchmark yield on invested capital.

2.	2006 Market Penetration: Achieve a target market penetration of wholesale borrowings and convert non-borrowing members into borrowing members.

-	Market penetration is divided into sub-categories of members found on the following page. [*]
-	Convert [*] non-borrowing member institutions into borrowing members. This is consistent with the Bank’s strategic objective to increase diversification of its core credit business and maximize the value of membership among all members.

3.	2006 Leadership: Provide effective leadership and direction to the Bank and within the Federal Home Loan Bank System.

The Board of Directors will also determine whether or not to allocate a discretionary amount/pool of dollars to the incentive compensation payout.

Incentive Goal Weights

The incentive goal weights are set forth in the 2006 goal weights and measures table found on the following page.

Actual achievement of Bank goals one (1) and two (2) are subject to adjustment for changes resulting from movements in interest rates, changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Incentive Goal Achievement Measures

The plan rewards levels of goal achievement as follows:

Achievement Level	Measure Definition
200% of target	The most optimistic achievement level based on reasonable business assumptions and conditions.
150% of target	An optimistic achievement level based on expected business.
Target (100%)	Performance that is considered a target level of successful plan achievement. Incentive payments are made at the target (100%) level found in the award range scale on the following page.
Threshold (75% of target)	A threshold level of performance.

2006

Goals	Weights	Measures
			(75%) Threshold	(100%) Target	(150%) Exceeds Target	(200%) Far Exceeds Target
Dividend Potential	36%		Benchmark + 82.0 bps	Benchmark + 102.0 bps	Benchmark + 142.0 bps	Benchmark + 182.0 bps
Market Penetration	32%	Customer Segment	% of Wholesale Borrowings	% of Wholesale Borrowings	% of Wholesale Borrowings	% of Wholesale Borrowings

		[*]	[*]	[*]	[*]	[*]

			Average Balance	Average Balance	Average Balance	Average Balance

		[*]	[*]	[*]	[*]	[*]

			Average Balance	Average Balance	Average Balance	Average Balance
		[*]	[*]	[*]	[*]	[*]
Leadership Goal	10%		BOD Evaluation	BOD Evaluation	BOD Evaluation	BOD Evaluation
Discretionary	22%		BOD Determines	BOD Determines	BOD Determines	BOD Determines

Total	100%

Achievement levels can not exceed 250% for each market penetration goal segment. And, the aggregate achievement level for each plan goal/objective (dividend potential, market penetration, overall bank-wide performance, and individual goal) can not exceed 200%.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

AWARD DETERMINATION

The incentive award will be based on success in achieving the key business goals. At yearend, accomplishments will be assessed and a percent of achievement will be determined for each goal.

Percent of Achievement Scale	Achievement Levels
0% - 200%	200%	=	Far Exceeds Target
	150%	=	Exceeds Target
	100%	=	Target
	75-99%	=	Threshold

For each goal, the percent of achievement (subject to limits) will be multiplied by the appropriate weights. The weighted achievements will then be added to determine the total weighted achievement. The basis for award opportunity is total weighted achievement that can not exceed 200%. Performance from 75-99% (threshold level) is below the target achievement level and therefore will result in an award less than the target award. No awards will be paid for performance between 0-74%.

AWARD OPPORTUNITY

The Board of Directors has the discretion to approve incentive awards for achievement below 75% total weighted achievement. And, the Board of Directors has full discretion to modify any and all incentive payments.

Total Weighted Achievement	Award Ranges as a % of Base Salary
200%	60%
150-199%	45-59%
100-149%	30-44%
75-99%	15-29%
0-74%	Award at the discretion of the Board of Directors

Payments under this plan are subject to the approval of the Board of Directors and will be distributed within two business days following the Board’s approval at their January 2007 meeting.